                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  March 1, 1994



                                    KeyCorp
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Ohio                       0-850                   34-6542451
   -------------------------------     ------------         -------------------
   (State or other jurisdiction of     (Commission           (I.R.S. Employer
            incorporation)             File Number)         Identification No.)

          127 Public Square, Cleveland, Ohio                     44114-1306
         --------------------------------------                  ----------
        (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:  (216) 689-3000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
- ---------------------------------------------

On March 1, 1994, KeyCorp, a financial services holding company headquartered in Albany, New York, ("Old KeyCorp") and Society Corporation ("Society"), a financial services holding company headquartered in Cleveland, Ohio, completed the merger of Old KeyCorp into and with Society, which assumed the name KeyCorp. The merger was completed under the terms of the Agreement and Plan of Merger dated as of October 1, 1993, as amended. The terms of the merger are more fully described in the Society and Old KeyCorp Prospectus/Joint Proxy Statement for the Special Meetings of Shareholders held February 16, 1994, included in Society's Form S-4 Registration Statement No. 33-51717 filed December 28, 1993. Shareholders of Society and Old KeyCorp approved the merger in separate meetings on February 16, 1994. Federal Reserve Board approvals were granted and other necessary regulatory approvals were received prior to March 1, 1994.

Under the terms of the merger agreement, 124,351,183 shares of KeyCorp common stock were exchanged for all of the outstanding shares of Old KeyCorp common stock (based on an exchange ratio of 1.205 shares for each share of Old KeyCorp). The outstanding preferred stock of Old KeyCorp was exchanged on a one-for-one basis for 1,280,000 shares of a comparable, new issue of 10% Cumulative Preferred Stock of KeyCorp.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS
- ----------------------------------------------------------------------------

(a)  Financial Statements of Old KeyCorp and subsidiaries.

The following are filed as exhibits to this Form 8-K Current Report:
             Report of Independent Auditors
             Consolidated Balance Sheets at December 31, 1993 and 1992 Consolidated Statements of Income for the three years in the period ended December 31, 1993
             Consolidated Statements of Changes in Stockholders' Equity for
                     the three years in the period ended December 31, 1993
             Consolidated Statements of Cash Flows for the three years in the period ended December 31, 1993
             Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information

The following unaudited pro forma condensed combined balance sheet as of December 31, 1993, and the unaudited pro forma condensed combined statements of income for the years ended December 31, 1993, 1992, and 1991, give effect to the merger based on the historical consolidated financial statements of Society and Old KeyCorp under the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combined financial statements.

The pro forma condensed combined financial statements have been prepared by the managements of Society and Old KeyCorp based upon their respective consolidated financial statements, which include results of operations as if the merger had been consummated on January 1, 1991. The pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the merger had been in effect during the period presented or which may be obtained in the future. As a part of the ongoing merger integration process, management is evaluating the accounting policies and practices of the combined organization. This evaluation may result in certain conforming accounting adjustments, the effects of which are not expected to be material to the financial condition or results of operations of the combined organization. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related accompanying notes thereto of Old KeyCorp, included herein, and those of Society.

                                           OLD KEYCORP AND SUBSIDIARIES AND
                                         SOCIETY CORPORATION AND SUBSIDIARIES

                                 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                   DECEMBER 31, 1993


                                                     (in thousands)

                                             OLD                                PRO FORMA         PRO FORMA
                                           KEYCORP            SOCIETY          ADJUSTMENTS         COMBINED
                                         ------------       -----------        -----------      -----------
ASSETS
   Cash and due from banks                 $1,401,793        $1,375,645                          $2,777,438
   Short-term investments                      39,288            67,931                             107,219
   Mortgage loans held for sale             1,003,635           321,703                           1,325,338
   Securities available for sale              988,750           738,078                           1,726,828
   Investment securities                    5,468,866         5,653,227                          11,122,093
   Loans                                   22,197,605        17,897,647                          40,095,252
      Less: Allowance for loan losses         322,078           480,634                             802,712
                                         ------------       -----------        -----------      -----------
         Net loans                         21,875,527        17,417,013                          39,292,540
   Premises and equipment                     491,105           421,765                             912,870
   Other assets                             1,378,868         1,011,965                           2,390,833
                                         ------------       -----------        -----------      -----------
         TOTAL ASSETS                     $32,647,832       $27,007,327                         $59,655,159
                                         ============       ===========        ===========      ===========

LIABILITIES
   Deposits:
      Noninterest-bearing                  $5,022,623        $3,803,677                           8,826,300
      Interest-bearing                     21,595,821        16,077,027                          37,672,848
                                         ------------       -----------        -----------      -----------
         Total deposits                    26,618,444        19,880,704                          46,499,148
   Federal funds purchased and securities
      sold under agreements to repurchase   1,766,518         2,353,740                           4,120,258
   Other short-term borrowings                600,440         1,175,752                           1,776,192
   Other liabilities                          480,631           605,888                           1,086,519
   Long-term debt                             811,213           952,657                           1,763,870
                                         ------------       -----------        -----------      -----------
      TOTAL LIABILITIES                    30,277,246        24,968,741                          55,245,987

SHAREHOLDERS' EQUITY
   Preferred stock                            160,000                                      (1)      160,000
   Common Shares                              515,227           118,658         $(391,057) (1)      242,828
   Capital surplus                            407,296           635,508           391,057  (1)    1,433,861
   Retained earnings                        1,288,063         1,368,992                           2,657,055
   Loans to ESOP trustee                                        (63,909)                            (63,909)
   Treasury Stock at cost                                       (20,663)                            (20,663)
                                         ------------       -----------        -----------      -----------
      TOTAL SHAREHOLDERS' EQUITY            2,370,586         2,038,586                           4,409,172
                                         ------------       -----------        -----------      -----------
      TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY              $32,647,832       $27,007,327                         $59,655,159
                                         ============       ===========        ===========      ===========

See accompanying notes to unaudited pro forma condensed combined financial statements.

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
                                     OLD KEYCORP AND SUBSIDIARIES AND
                                   SOCIETY CORPORATION AND SUBSIDIARIES

                         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                       YEAR ENDED DECEMBER 31, 1993

                                  (in thousands, except per share amounts)

                                                 OLD                               PRO FORMA
                                               KEYCORP            SOCIETY           COMBINED
                                            ------------       ------------       ------------
   Interest income                            $2,342,578         $1,871,296         $4,213,874
   Interest expense                              862,591            672,306          1,534,897
                                            ------------       ------------       ------------
     Net interest income                       1,479,987         $1,198,990          2,678,977
   Provision for loan losses                     139,422             72,240            211,662
                                            ------------       ------------       ------------

      Net interest income after
         provision for loan losses             1,340,565          1,126,750          2,467,315

   Noninterest income                            491,922            509,784          1,001,706
   Noninterest expense                         1,283,221          1,101,902          2,385,123
                                            ------------       ------------       ------------
      Income before income taxes                 549,266            534,632          1,083,898
   Income taxes                                  186,499            187,473            373,972
                                            ------------       ------------       ------------
      Net income                                $362,767           $347,159           $709,926
                                            ============       ============       ============
      Net income applicable to
         Common Shares                          $345,708           $346,121           $691,829
                                            ============       ============       ============

   Weighted average Common Shares
      outstanding                            100,789,822        118,323,452       239,775,188
   Net income per Common Share                     $3.43              $2.93             $2.89

   See accompanying notes to unaudited pro forma combined financial statements.

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
                              OLD KEYCORP AND SUBSIDIARIES AND
                            SOCIETY CORPORATION AND SUBSIDIARIES

                  UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                YEAR ENDED DECEMBER 31, 1992

                          (in thousands, except per share amounts)

                                               OLD                                 PRO FORMA
                                             KEYCORP             SOCIETY            COMBINED
                                          -------------       ------------       ------------
Interest income                              $2,295,357         $1,903,434         $4,198,791
Interest expense                                977,071            773,047          1,750,118
                                          -------------       ------------       ------------

   Net interest income                        1,318,286          1,130,387          2,448,673
Provision for loan losses                       190,971            147,366            338,337
                                          -------------       ------------       ------------

   Net interest income after
    provision for loan losses                 1,127,315            983,021          2,110,336

Noninterest income                              423,659            501,534            925,193
Noninterest expense                           1,124,461          1,045,951          2,170,412
                                          -------------       ------------       ------------

  Income before income taxes and
    cumulative effect of accounting change      426,513            438,604            865,117
  Income taxes                                  142,238            137,394            279,632
                                          -------------       ------------       ------------

  Income before cumulative effect of
    accounting change                           284,275            301,210            585,485
                                          =============       ============       ============
   Net income applicable to
     Common Shares                             $273,085           $294,984           $568,069
                                          =============       ============       ============

Weighted average Common Shares
   outstanding                               97,639,971        117,348,656        235,004,821

Net income per Common Share                       $2.73              $2.51              $2.39

See accompanying notes to unaudited pro forma combined financial statements.

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
                            OLD KEYCORP AND SUBSIDIARIES AND
                          SOCIETY CORPORATION AND SUBSIDIARIES

                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                              YEAR ENDED DECEMBER 31, 1991

                      (in thousands, except per share amounts)

                                           OLD                                 PRO FORMA
                                         KEYCORP             SOCIETY           COMBINED
                                     ------------     ---------------       -------------
  Interest income                      $2,388,478          $2,263,873         $4,652,351
  Interest expense                      1,302,677           1,216,713          2,519,390
                                     ------------     ---------------       -------------

     Net interest income                1,085,801           1,047,160          2,132,961
  Provision for loan losses               186,116             280,047            466,163
                                     ------------     ---------------       -------------

     Net interest income after
        provision for loan losses         899,685             767,113          1,666,798

  Noninterest income                      394,197             455,064            849,261
  Noninterest expense                     953,186           1,112,493          2,065,679
                                     ------------     ---------------       -------------

     Income before income taxes           340,696             109,684            450,380
  Income taxes                            103,478              33,206            136,684
                                     ------------     ---------------       -------------

     Net income                          $237,218             $76,478           $313,696
                                     ============     ===============       =============
     Net income applicable to
        Common Shares                    $227,244             $70,229           $297,473
                                     ============     ===============       =============

  Weighted average Common Shares
     outstanding                       92,821,073         115,266,844        227,116,237

  Net income per Common Share               $2.45                $.61              $1.31

  See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Pro forma adjustments to common shares and capital surplus, at December 31, 1993, reflect the combination of Old KeyCorp and Society, accounted for as a pooling of interests, through: (a) the exchange of 124,351,183 shares of KeyCorp Common Shares for all outstanding shares of Old KeyCorp common stock at an Exchange Ratio of 1.205 shares of KeyCorp Common Shares for each share of Old KeyCorp common stock, and (b) the exchange of 1,280,000 shares of KeyCorp Preferred Stock for all outstanding shares of Old KeyCorp Preferred Stock on a share-for-share basis. Under generally accepted accounting principles ("GAAP"), the assets and liabilities of Society have been combined with those of Old KeyCorp at book values. In addition, the statements of income of Society have been combined with the statements of income of Old KeyCorp on a retroactive basis.

(2) Pro forma weighted average Common Shares for the years ended December 31, 1993, 1992, and 1991, reflect the issuance of 1.205 KeyCorp Common Shares for each share of Old KeyCorp Common Stock.

(3) During 1993, Society and Old KeyCorp recorded combined restructuring charges of $118.7 million ($80.6 million after tax, $.33 per Common Share) in connection with the merger Old KeyCorp with and into Society. These restructuring charges include accruals for merger expenses, consisting primarily of investment banking and other professional fees directly related to the merger ($20.5 million); severance payments and other employee costs ($49.6 million); systems and facilities costs ($35.7 million); and other costs incident to the merger ($12.9 million). These charges were recorded by the respective parent companies in the fourth quarter of 1993 at which time management determined that it was probable that a liability for such charges had been incurred and could be reasonably estimated.

Although no assurance can be given, it is also expected that, as a result of the merger, cost savings will be achieved by the combined institution at an annual rate of approximately $100 million by the end of the first quarter of 1995. These cost savings are anticipated to result from the integration of operations and from efficiencies in certain combined lines of business. Management presently expects that approximately 50% of the annual cost savings will be achieved in 1994. The pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the merger from the consolidation of operations and improved efficiencies of Society and KeyCorp.

(c) Exhibits

2.1 Agreement and Plan of Merger, dated as of October 1, 1993, as amended, by and between Society and Old KeyCorp (composite form). Filed as Exhibit
      (2)(a) to Form S-4 Registration Statement No. 33-51717 filed December 28, 1993 and incorporated herein by reference.

2.2 Supplemental Agreement to Agreement and Plan of Merger, dated as of October 1, 1993, as amended, by and between Society and Old KeyCorp (composite form). Filed as Exhibit (2)(b) to Form S-4 Registration Statement No. 33-51717 filed December 28, 1993 and incorporated herein by reference.

99.1  Report of Ernst & Young, Independent Auditors

99.2  Financial statements of Old KeyCorp and subsidiaries.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        KeyCorp
                                    ----------------------
                                        Registrant

Date: March 16, 1994                /s/ Lee G. Irving
                                    ----------------------
                                        Lee G. Irving
                                   Executive Vice President
                            Treasurer and Chief Accounting Officer
                                (Principal Accounting Officer)